Exhibit 99.1

COHERENT BOARD DETERMINES REVISED II-VI PROPOSAL IS SUPERIOR TO LUMENTUM MERGER AGREEMENT

SANTA CLARA, CA, March 8, 2021 – Coherent, Inc. (NASDAQ: COHR) (“Coherent”) today announced that the company’s board of directors, in consultation with its financial and legal advisors, has unanimously determined that a revised acquisition proposal Coherent received from II-VI Incorporated (NASDAQ: IIVI) (“II-VI”) constitutes a “Company Superior Proposal” under Coherent’s pending merger agreement with Lumentum Holdings Inc. (NASDAQ: LITE) (“Lumentum”). Under the terms of II-VI’s revised proposal, each share of Coherent common stock would be exchanged for $170.00 in cash and 1.0981 shares of II-VI common stock at the completion of the transaction. Coherent has notifed Lumentum that it intends to terminate their merger agreement unless Coherent receives a revised proposal from Lumentum by 11:59 p.m. Pacific Time on March 11, 2021 that the Coherent board determines to be at least as favorable to Coherent’s stockholders from a financial point of view as II-VI’s revised proposal, after taking into account all aspects of any such proposal Coherent may receive from Lumentum.

Prior to making its determination regarding II-VI’s revised proposal, Coherent received revised proposals from Lumentum and a revised proposal from MKS Instruments, Inc. (NASDAQ: MKSI) (“MKS”). Under the terms of one of Lumentum’s revised proposals, each share of Coherent common stock would be exchanged for $175.00 in cash and 1.0109 shares of Lumentum common stock at the completion of the transaction, coupled with a significantly higher termination fee as a condition to accepting competing acquisition proposals. Under the terms of Lumentum’s other revised proposal, each share of Coherent common stock would be exchanged for $170.00 in cash and 1.0109 shares of Lumentum common stock at the completion of the transaction, coupled with a meaningfully higher termination fee as a condition to accepting competing acquisition proposals. Under the terms of MKS’ revised proposal, each share of Coherent common stock would be exchanged for $135.00 in cash and 0.7516 of a share of MKS common stock, subject to a collar, at the completion of the transaction.

Consistent with its fiduciary duties, the Coherent board of directors conducted a thorough and rigorous review of all of the acquisition proposals it had received before making its determination regarding II-VI’s revised acquisition proposal.

Bank of America and Credit Suisse are serving as financial advisors to Coherent, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor.

About Coherent

Founded in 1966, Coherent, Inc. is a global provider of lasers and laser-based technology for scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 1000 and Standard & Poor’s MidCap 400 Index. For more information about Coherent, visit the company’s website at https://www.Coherent.com for product and financial updates.

Important Information and Where You Can Find It

In connection with the proposed transaction between Coherent and Lumentum (the “Proposed Transaction”), Lumentum plans to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Coherent and Lumentum and will constitute a prospectus with respect to shares of Lumentum’s common stock to be issued to Coherent’s stockholders at the completion of the Proposed Transaction (the “Joint Proxy Statement/Prospectus”). Coherent and Lumentum may also file other documents with the SEC regarding the Proposed Transaction. This communication is not a substitute for the Joint Proxy Statement/Prospectus or any other document which Coherent or Lumentum may file with the SEC in connection with the Proposed Transaction. COHERENT STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the Joint Proxy Statement/Prospectus and other relevant documents filed with the SEC by Coherent and Lumentum in connection with the Proposed Transaction through the website maintained by the SEC at www.sec.gov. Additional information regarding the participants in the solicitation of proxies in respect of the Proposed Transaction, and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in any registration statement, prospectus, proxy statement and other relevant materials to be filed with the SEC if and when they become available.

Participants in the Solicitation of Proxies in Connection with Proposed Transaction

Coherent and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transaction. Information regarding Coherent’s directors and executive officers, including a description of their direct and indirect interests in the Proposed Transaction, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus. Coherent stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the Proposed Transaction, including the direct and indirect interests of Coherent directors and executive officers in the Proposed Transaction, which may be different than those of Coherent stockholders generally, by reading the Joint Proxy Statement/Prospectus and any other relevant documents (including any registration statement, prospectus, proxy statement and other relevant materials to be filed with the SEC) that are filed or will be filed with the SEC relating to the Proposed Transaction. You may obtain free copies of these documents using the sources indicated above.

No Offer or Solicitation

This document does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. If a negotiated transaction between Coherent and II-VI is entered into, Coherent and II-VI will prepare and file a registration statement that will include a proxy statement/prospectus related to the proposed transaction, the proposed transaction will be submitted to the stockholders of Coherent for their consideration, and Coherent will provide the proxy statement/prospectus to its stockholders. Coherent, and possibly II-VI, may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any prospectus, proxy statement or any other document which Coherent or II-VI may file with the SEC in connection with such proposed transaction. If a negotiated transaction between Coherent and II-VI is entered into, investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials with respect to the proposed transaction with II-VI carefully in their entirety when they become available before making any voting or investment decision with respect to the proposed transaction with II-VI because they will contain important information about the proposed transaction with II-VI.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Coherent’s and its board of directors’ current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in these statements. These statements include the statement that Coherent will negotiate with Lumentum, that the Coherent board will consider in good faith any changes to the Lumentum agreement that Lumentum may propose during this period and that the offer from II-VI will remain open during the pendency of negotiations between Coherent and Lumentum.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the determinations made by Coherent’s board of directors following its evaluation of the negotiations between Coherent and Lumentum; the impact of the actions of Lumentum, MKS or II-VI in response to any discussions between Coherent and one of the other companies and the potential consummation of the proposed transaction with one of such other companies; the outcome of any legal proceedings that could be instituted against Coherent or its directors related to the discussions or the proposed merger agreement with Lumentum or II-VI; changes in the proposal from MKS, II-VI or Lumentum; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed merger agreement with Lumentum; the inability to complete the proposed merger with Lumentum or II-VI due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure of the counterparty to the merger agreement with Coherent to obtain the necessary financing arrangements set forth in the debt commitment letters delivered pursuant to the proposed merger agreement with such counterparty; risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the proposed merger with Lumentum or II-VI; the impact of the COVID-19 pandemic and related private and public sector measures on Coherent’s business and general economic conditions; risks associated with the recovery of global and regional economies from the negative effects of the COVID-19 pandemic and related private and public sector measures; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Coherent’s and the counterparty to a merger agreement with Coherent’s response to any of the aforementioned factors; geopolitical conditions, including trade and national security policies and export controls and executive orders relating thereto, and worldwide government economic policies, including trade relations between the United States and China; Coherent’s ability to provide a safe working environment for members during the COVID-19 pandemic or any other public health crises, including pandemics or epidemics; the effects of local and national economic, credit and capital market conditions on the proposed transactions or on the economy in general, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC, including, but not limited to, those detailed in Coherent’s Annual Report on Form 10-K for the fiscal year ended October 3, 2020 (as amended), and Coherent’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 2021. The forward-looking statements contained herein are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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